Exhibit 10.04

FORM OF LOCK-UP AGREEMENT

______________, 2011

Beaufort International Associates Limited
49 Whitehall, London, SW1A 2BX
United Kingdom

Nicquel Limited
International House, The Parade
St. Heller
Jersey JE2 3QQ
Channel Islands

Ladies and Gentlemen:

The undersigned understands and hereby acknowledges that Pegasi Energy Resources Corporation, a Nevada corporation (the “Company”), has engaged Beaufort International Associates Limited and Nicquel Limited (collectively, the “Agents”), as the Company’s placement agents in connection with the sale of units (the "Units"), each Unit consisting of (i) two common shares of the Company, par value $0.001 per share (the “Common Stock”), and (ii) a warrant to purchase one share of Common Stock, on a "best efforts," minimum/maximum basis a minimum of $5,000,000 of Units and up to $10,000,000 of Units (the “Offering”), through a private placement pursuant to the exemptions from registration provided in Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder.

In order to induce the Agents to proceed with the Offering, and to induce purchasers to purchase the Units, the undersigned hereby agrees that, should the Offering be consummated through the sale of at least the minimum Offering, for the period of time commencing on the date of the last closing of the Offering (the “Closing Date”) until the date that is six months after the Closing Date (the “Restricted Period”), the undersigned will not offer, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of the Company’s Common Stock or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, shares of Common Stock or other securities of the Company, including, without limitation, any shares of the Company’s Common Stock issuable pursuant to the terms of any stock options or warrants; provided, that the foregoing restriction shall not apply to shares of Common Stock of the Company that are transferred other than pursuant to a sale in the public market, and then only if the transferee has, prior to such transfer, delivered to the Agents the transferee’s written agreement to be bound by the terms of this lock-up agreement.  The undersigned hereby agrees that the Company may impose stop-transfer instructions with respect to the securities of the Company owned beneficially or of record by the undersigned until the end of the Restricted Period.  Notwithstanding the foregoing, this lock-up agreement shall not apply to shares of Common Stock currently owned by the undersigned and sold pursuant to Rule 144 of the Securities Act.

It is understood that the undersigned shall be released from all obligations under this letter if the engagement letter between the Company and the Agents with respect to the Offering is terminated prior to consummation of the Offering.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without giving effect to conflict of law principles thereof.

Very truly yours,

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